POWER OF ATTORNEY

        The undersigned hereby authorize Christopher R. Yeagley and Allan J. Oster, or either of them, as attorney-in-fact, to sign on his behalf, in the capacities indicated, and to file (or have filed) with all exhibits thereto, (A) (i) any Registration Statement of any company or business trust to which the undersigned serves in the capacities indicated (each, a “Fund”), be it an initial Registration Statement or an amendment to an existing Registration Statement (including any pre-effective or post-effective amendments); (ii) any Notification of Registration under Section 8(a) of the Investment Company Act of 1940 for any Fund; and (iii) any other notice, authorization, request or registration of any Fund that is permitted or required to be filed with the Securities and Exchange Commission; (B) any notice, authorization, request or registration of any Fund that is permitted or required to be filed with any state securities commission or other state regulatory body; and (C) any notice, authorization, request or registration of any Fund that is permitted or required to be filed with the National Association of Securities Dealers, Inc., the New York Stock Exchange, the Commodity Futures Trading Commission, the National Futures Association or any other governmental regulatory body that has jurisdiction over a Fund.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 20th day of August, 2004.

/s/ Mitchell M. Cox Mitchell M. Cox, President (or principal executive officer) and Director (or Trustee)